Exhibit T3B-2
As adopted on                      __, 2010
SECOND AMENDED AND RESTATED
BYLAWS
OF
NEENAH ENTERPRISES, INC.
ARTICLE I
Stockholders Meetings
          Section 1.1 Annual Meetings.
          (a) Unless directors are elected by written consent in lieu of an annual meeting as permitted by this subsection, an annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these Bylaws at such date, time and place, if any, as may be fixed by resolution of the board of directors of the Corporation (the “Board of Directors”) from time to time. Stockholders may, unless the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. Subject to paragraph (b) of this Section 1.1, any other proper business may be transacted at an annual meeting.
          (b) Only such business shall be conducted at an annual meeting of stockholders as shall have been properly brought before the meeting. For business to be properly brought before the meeting, it must be: (i) authorized by the Board of Directors and specified in the notice, or a supplemental notice, of the meeting; (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting; or (iii) otherwise properly brought before the meeting by a stockholder in accordance with these Bylaws. For business (including nominations for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the

Secretary of the Corporation, delivered or mailed to and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days prior to, or more than seventy (70) days after, the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the later of one hundred (100) days prior to the meeting or the close of business on the tenth (10th) day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand, mail, facsimile or electronic mail. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.
          Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the whole Board of Directors or by a committee of the Board of Directors authorized to call such meetings, to be held at such date, time and place, either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of stockholders who together own of record one-third of the outstanding shares of the Common Stock entitled to vote at such meeting. The Board of Directors may, in its sole discretion, determine that the special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. The business transacted at a special meeting of stockholders shall be limited solely to matters relating to the purpose or purposes stated in the notice of meeting, except as otherwise determined by the Board of Directors or the chairman of the meeting.
          Section 1.3 Notice of Meetings. A written notice of each annual or special meeting of stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by applicable law, electronically. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
          Section 1.4 Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 1.3.
          Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders to lawfully transact business.
          Section 1.6 Conduct; Remote Communication. (a) Meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence, by the President, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
          (b) If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
          Section 1.7 Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting on any question or in any election need not be by written ballot. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or the Certificate of Incorporation.
          Section 1.8 Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of stock held by such stockholder which has voting power on the matter in question.
          Section 1.9 Proxies.
          (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.
          (b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.
          (c) At each meeting of stockholders and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary of the Corporation or a person or persons designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular. If it is determined that a proxy is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. The Secretary of the Corporation or a person or persons designated by the Secretary shall also examine any Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.
          Section 1.10 Fixing Date of Determination of Stockholders of Record.
          (a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock, (iv) to express consent to corporate action in writing without a meeting, or (v) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall be not more than sixty (60) days before such action.
          (b) If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.
          Section 1.11 List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
          Section 1.12 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by these Bylaws to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.12.
ARTICLE II
Board of Directors
          Section 2.1 Number. The initial Board of Directors shall consist of seven (7) directors. At any time after the third annual meeting of the stockholders of the Corporation following the Effective Date, unless otherwise provided by the Certificate of Incorporation, the number of directors may be amended from time to time by amendment to the Certificate of Incorporation or by resolution adopted by the affirmative vote of a majority of the whole Board of Directors; provided that no such amendment may shorten the term of any incumbent director. Directors need not be stockholders.
          Section 2.2 Election; Resignation; Vacancies.
          (a) Except as otherwise provided in the Certificate of Incorporation, at each annual meeting of stockholders the stockholders shall elect directors each of whom shall hold office until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
          (b) Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. A resignation shall take effect when the resignation is delivered to the officer to whom it is directed unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, without any need for its acceptance. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.
          (c) Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining directors (excluding any director elected by any class or series of preferred stock), although less than a quorum, by a sole remaining director or by a plurality of the votes cast in the election of directors at a meeting of stockholders. Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
          Section 2.3 Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.
          Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any member of the Board of Directors. Special meetings may be held either within or without the State of Delaware. Notice thereof, stating the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than four days before the meeting, or personally (by telephone or otherwise) or by facsimile, electronic transmission or similar means of communication not less than 48 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.
          Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his or her absence, by the President, or in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

          Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that on or before the third anniversary of the effective date (the “Effective Date”) of the Plan (as defined in the Fifth Amended and Restated Certificate of Incorporation of the Corporation), each of the following matters shall require the affirmative vote of at least six of the seven directors on the Board of Directors:
          (a) liquidation, filing for bankruptcy, or winding up of the affairs of the Corporation;
          (b) issuance of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities of the Corporation, other than in connection with a management incentive plan, that would have the effect of diluting the Corporation’s existing capital stock by more than 10% on a fully diluted basis (taking into account forfeitures and expirations of previously issued awards);
          (c) consolidation or merger of the Corporation with or into another entity (not affiliated with the Corporation) or consummation of any other transaction to which the Corporation is a party, in each case, that would result in a change of control whereby the owners of more than 50.1% of the capital stock of the Corporation before the transaction fail to control 50.1% of the capital stock of the Corporation after the transaction;
          (d) a sale of assets of the Corporation that are reasonably expected by the Board of Directors to contribute more than 25% of the Corporation’s revenues in the twelve months following the proposed date of sale;
          (e) transactions (other than employment arrangements approved by the Board of Directors) with affiliates of the Corporation involving the acquisition by the Corporation of any entity controlled by an affiliate of the Corporation, the sale of material assets of the Corporation to an affiliate of the Corporation, or the payment of a fee to an affiliate of the Corporation for the provision of services to the Corporation (for purposes of this Section 2.6: “affiliate” means any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; and “person” means a natural person or any partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity or any other entity); and
          (f) amendments and/or alterations of the Certificate of Incorporation or these Bylaws that would have the effect of changing the terms of items (a) — (e) above, the percentage of directors required to approve items (a) — (e) above, or the terms of Section 7.1 or Section 7.2 below.
          Section 2.7 Committees. The Board of Directors may, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in these Bylaws or in the resolution of the Board of Directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, no committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to the stockholders for approval, (ii) adopting, amending or repealing these Bylaws, (iii) removing or indemnifying directors; or (iv) approving any of the actions listed in Section 2.6(a) through 2.6(f).
          Section 2.8 Telephonic Meetings. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.8 shall constitute presence in person at such meeting.
          Section 2.9 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          Section 2.10 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article II of these Bylaws.
          Section 2.11 Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.
          Section 2.12 Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.
          Section 2.13 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE III
Officers
          Section 3.1 Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall elect (a) a Chairman of the Board from among its members, and (b) a President. The Board of Directors shall also elect a Secretary and may elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
          Section 3.2 Resignation; Removal; Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

          Section 3.3 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
          Section 3.4 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, shall be deemed to be an officer of the Corporation, subject to the control of the Board of Directors, shall report directly to the Board of Directors, and shall perform such duties as the Board of Directors may from time to time determine. The Chairman of the Board may or may not be an employee of the Corporation. The Chairman of the Board, if one shall have been elected, shall preside at each meeting of the Board of Directors or shareholders at which he or she shall be present.
          Section 3.5 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.
          Section 3.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.
     Section 3.7 President. The President shall have general responsibility for the management and control of the operations of the Corporation. The President shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The offices of the President and the Chairman of the Board may be held by the same person.
          Section 3.8 Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. In the absence of both the Chief Executive Officer and the President, or in the event of the death, inability or refusal to act of both the Chief Executive Officer and the President, or in the event for any reason it shall be impracticable for either of them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence of a Vice President’s authority to act in the stead of the Chief Executive Officer or President. Vice Presidents may, by their election, have charge and supervision of designated divisions, departments or units of the Corporation’s business.
          Section 3.9 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.
          Section 3.10 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the shareholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.
          Section 3.11 Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation.
ARTICLE IV
Stock Certificates and Transfers
          Section 4.1 Certificate. Shares of the Corporation’s stock may be certificated or uncertificated, as determined by the Board of Directors. Any certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. Any such certificates shall exhibit the holder’s name and be signed by or in the name of the Corporation by the Chairman of the Board, the President, Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile, stamp or other imprint. In case any officer, transfer agent, or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
          Section 4.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
          Section 4.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.
          Section 4.4 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE V
Notices
          Section 5.1 Manner of Notice. (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, (iv) transmitting it via facsimile transmission, or (v) any other reliable means permitted by applicable law (including, subject to Section 5.1(b), electronic transmission) to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.
          (b) Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with applicable law. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (4) if by another form of electronic transmission, when directed to the stockholder.

          Section 5.2 Dispensation with Notice.
          (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two (2) consecutive annual meetings of stockholders, and all notices of meetings of stockholders to such stockholder during the period between such two (2) consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a twelve (12) month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.
          (b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.
          Section 5.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.
ARTICLE VI
Indemnification
          Section 6.1 Right to Indemnification.
          (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit or other enterprise (such person, a “Covered Person”), against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided, however, that any standard of conduct applicable to whether a director or officer may be indemnified shall be equally applicable to an employee or agent under this Article VI. Notwithstanding the foregoing, the Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board of Directors.
          (b) For purposes of this Article VI: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (“employee benefit plans”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any employee benefit plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any employee benefit plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee; and (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VI.
          Section 6.2 Prepayment of Expenses. To the fullest extent permitted by law, the Corporation shall pay or reimburse the reasonable expenses by any Covered Person incurred in defending any proceeding in advance of its final disposition if the Corporation has received an undertaking by the Covered Person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VI or otherwise.
          Section 6.3 Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled, to the fullest extent permitted by law, to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
          Section 6.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
          Section 6.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.
          Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VII
Exchange Act Registration and Financial Information.
          Section 7.1 Exchange Act Registration. Unless the Board of Directors determines to do so earlier or the Corporation is otherwise required by applicable law to do so earlier, the Corporation will use its commercially reasonable efforts to cause the common stock of the Corporation (the “Common Stock”) to be registered under the Securities Exchange Act of 1934, as amended and including any successor statute (the “Exchange Act”), on or as soon as reasonably practical after the second anniversary of the Effective Date and to maintain such registration thereafter.
          Section 7.2 Financial Information. The Corporation will use its commercially reasonable efforts to disseminate quarterly unaudited and annual audited consolidated statements of operations and cash flows and a consolidated balance sheet as of the end of the applicable period, in each case, including related notes and a brief narrative discussion and analysis of such financial information, through the Pink Sheets News Service, or by other means reasonably designed to make such information available to the stockholders of the Corporation as determined by the Board of Directors, until such time as the Corporation becomes a reporting company under the Exchange Act. In accordance with the foregoing, the Corporation will use its commercially reasonable efforts to make such quarterly financial information available no later than forty-five (45) calendar days after the end of each of the first three fiscal quarters, and annual financial information available no later than ninety (90) calendar days after the end of the fourth fiscal quarter, of each fiscal year, provided that no such report shall be due for periods ending prior to the Effective Date. In addition, beginning with the fiscal quarter that ends immediately following the eighteen (18) month anniversary of the Effective Date, the Corporation will host conference calls that will be open to all stockholders of the Corporation to provide commentary from senior management of the Corporation regarding the most recently disseminated quarterly and annual financial results.
          The provisions of this Article VII shall terminate upon the completion of a sale in a public offering registered under the Securities Act of 1933, as amended, of shares of Common Stock and shall not apply if compliance with such provisions would result in a violation of applicable law.

ARTICLE VIII
General
          Section 8.1 Fiscal year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. Absent any contrary resolution, the fiscal year shall end on September 30 of each year.
          Section 8.2 Seal. The Board of Directors may provide a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.
          Section 8.3 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
          Section 8.4 Definitions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
          Section 8.5 Amendment of Bylaws. Except as otherwise provided by these Bylaws, the amendment, alteration or repeal of any of these Bylaws shall require the affirmative vote of a majority of the directors on the Board of Directors, but the holders of at least a majority of the then outstanding shares of Common Stock may amend or repeal any Bylaws whether or not adopted by them; provided that, (i) prior to the third anniversary of the Effective Date, any amendment, alteration or repeal of Sections 2.6, 7.1 or 7.2 of these Bylaws shall require the affirmative vote of holders representing at least a seventy-five percent (75%) of the outstanding shares of Common Stock and (ii) any amendment of these Bylaws having the effects set forth in Section 2.6(a) through (f) on or before the third anniversary of the Effective Date would require the affirmative vote of six (6) of the seven (7) directors of the Corporation.